Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Completes Acquisition of Creative Systems and Consulting

FAIRFAX, Va. (January 3, 2022) — ICF (NASDAQ: ICFI), a global consulting and digital services provider, announced today that it has completed the acquisition of Creative Systems and Consulting (Creative), a premier provider of IT modernization and digital transformation solutions to U.S. federal agencies. The company announced its intent to acquire Creative last month.

Founded in 2010, Creative provides federal agencies with a full suite of capabilities including digital strategy, cloud and infrastructure solutions, customer experience and data analytics. Their 270-person team brings substantial expertise in Salesforce as well as the Microsoft and ServiceNow platforms, complementing ICF's leading ServiceNow and Appian capabilities.

Read more about the acquisition and ICF's digital transformation services.

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About ICF

ICF is a global consulting services company with approximately 7,500 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.